EXHIBIT 21.1
Lennox International Inc. Subsidiaries
as of December 31, 2008
The following are significant subsidiaries of Lennox International Inc. as of December 31, 2008 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. The names of particular subsidiaries, including a number of sales and warehousing subsidiaries throughout the world, have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	Ownership	Jurisdiction of
Lennox Industries Inc.	100%	Iowa
SEE ANNEX A
Service Experts LLC	100%	Delaware
SEE ANNEX B
GM Development Center LLC	100%	Delaware
Lennox Inc.	100%	Canada

Heatcraft Inc	100%	Mississippi
Bohn de Mexico S.A. de C.V.	50%	Mexico
Frigus-Bohn S.A. de C.V.	50%	Mexico
Lennox Participacoes Ltda.	1%	Brazil
Frigo-Bohn do Brasil Ltda.	99%	Brazil
Heatcraft do Brasil Ltda.	100%	Brazil
Advanced Distributor Products LLC	100%	Delaware
Heatcraft Refrigeration Products LLC	100%	Delaware
Advanced Heat Transfer LLC	50%	Delaware
LPAC Corp.	5%	Delaware

Heatcraft Technologies Inc.	100%	Delaware
Alliance Compressor LLC	24.5%	Delaware
LPAC Corp.	80%	Delaware

Allied Air Enterprises Inc.	100%	Delaware
LPAC Corp.	5%	Delaware

Lennox Global Ltd.	100%	Delaware
SEE ANNEX D

Lennox Procurement Company Inc.	100%	Delaware

Lake Park Insurance, Ltd.	100%	Bermuda

ANNEX A
TO
EXHIBIT 21.1
Lennox Industries Inc. Subsidiaries

Name	Ownership	Jurisdiction of
Lennox Industries (Canada) Ltd.	100%	Canada
LII United Products, S. de R.L. de C.V.	99%	Mexico
LII United Comfort Systems, S. de R.L. de C.V.	99%	Mexico
Lennox Canada Inc.	100%	Canada
SEE ANNEX C

LHP Holdings Inc.	100%	Delaware
Lennox Hearth Products Inc.	100%	California
Cheminées Sécurité International Ltée	100%	Canada

LPAC Corp.	10%	Delaware

LII United Products, S. de R.L. de C.V.	1%	Mexico

LII United Comfort Systems, S. de R.L. de C.V.	1%	Mexico

ANNEX B
TO
EXHIBIT 21.1
Service Experts LLC Subsidiaries
The following are all organized in the state indicated and owned 100% by Service Experts LLC, unless otherwise noted:
A. Frank Woods and Sons LLC — Virginia
AC/DAC, LLC — Tennessee
Air Experts LLC — Georgia
Air Experts LLC — Ohio
Aire-Tech LLC — Ohio
Allbritten Plumbing, Heating and Air Conditioning Service, Inc. — Tennessee
Andros Refrigeration LLC — Arizona
Arrow Heating & Air Conditioning, Inc. — Wisconsin
Artic Aire of Chico, Inc. — California
Atmostemp LLC — New Jersey
Austin Brothers LLC — Tennessee
Barlow Heating and Air Conditioning LLC — Delaware
Becht Heating & Cooling LLC — Delaware
Ben Peer Heating LLC — New York
Berkshire Air Conditioning LLC — Tennessee
Broad Ripple Heating & Air Conditioning LLC — Delaware
C. Iapaluccio Company LLC — Connecticut
Calverley Air Conditioning & Heating LLC — Delaware
Chief/Bauer Heating & Air Conditioning LLC — Delaware
Climate Control LLC — Alabama
Climate Design Heating and Air Conditioning LLC — Delaware
Climate Design Systems LLC — Delaware
Climate Masters Service LLC — Colorado
Coastal Air Conditioning Service LLC — GeorgiaComfort Masters Heating & Cooling LLC — Delaware
Comfort Tech Cooling & Heating LLC — Tennessee
Comfortech LLC — Tennessee
Commercial Air Systems Inc. — Michigan
Cook Heating & Air Conditioning LLC — Michigan
Cook Heating and Air Conditioning LLC — Delaware
Cool Breeze LLC — Ohio
D.A. Bennett LLC — New York
Dial One Raymond Plumbing, Heating & Cooling, Inc. — Tennessee
DiMarco Mechanical LLC — Ohio
Dodge Heating & Air Conditioning LLC — Georgia
Doler Plumbing & Heating LLC — Delaware

ANNEX B
TO
EXHIBIT 21.1
Service Experts LLC Subsidiaries (cont’d.)
Economy Heating & Air Conditioning LLC — Pennsylvania
Epperson LLC — South Carolina
Eveready LLC — Virginia
Falso Service Experts LLC — New York
Fras-Air Contracting LLC*— New Jersey
Freschi Air Systems, Inc. — Tennessee
General Conditioning LLC* — New Jersey
GM Development Center LLC — Delaware
Golden Seal Heating & Air Conditioning LLC — Delaware
Gordon’s Specialty Company LLC — Oklahoma
Gregory’s Plumbing Co. LLC — Oklahoma
H.S. Stevenson & Sons LLC — Ohio
Holmes Sales & Service LLC — Iowa
Industrial Building Services Inc. — California
Industrial Building Services LLC — Florida
Jack Nelson Co. LLC — Oklahoma
Klawinski LLC — Delaware
Knochelmann Plumbing, Heating & Air LLC — Kentucky
Kruger’s Heating & Air Conditioning LLC — Delaware
Lake Arbor Heating LLC — Colorado
Mathews Heating & Air Conditioning LLC — Tennessee
Matz Heating & Air Conditioning LLC — New York
McPhee Service Experts, Inc. — Colorado
Metro-Tech Service Co. — Delaware
Midland Heating and Air Conditioning LLC — South Carolina
Miller Refrigeration, A/C, & Htg. Co. — North Carolina
Neal Harris Heating, Air Conditioning & Plumbing LLC — Missouri
Norrell Heating and Air Conditioning LLC — Alabama
Pardee Refrigeration LLC — South Carolina
Parker-Pearce Service Experts LLC — Maryland
Parrott Mechanical, Inc. — Idaho
Peachtree Service Experts LLC — Georgia
Peitz Heating and Cooling LLC — South Dakota
R&M Climate Control LLC — Tennessee
Roland J. Down LLC — New York
Rolf Griffin Heating & Air Conditioning LLC — Delaware
Ryan Heating LLC — Missouri

ANNEX B
TO
EXHIBIT 21.1
Service Experts LLC Subsidiaries (cont’d.)
San Antonio Air Conditioning LLC — Delaware
Sanders Indoor Comfort LLC — South Carolina
Sanders Service Experts, Inc. — Tennessee
Sedgwick Heating & Air Conditioning LLC — Minnesota
Service Experts DFW LLC — Tennessee
Service Experts of Denver LLC — Colorado
Service Experts of Houston LLC — Delaware
Service Experts of Indiana LLC — Tennessee
Service Experts of Memphis LLC — Tennessee
Service Experts of Northeast Louisiana LLC — Louisiana
Service Experts of Northwest Louisiana LLC — Louisiana
Service Experts of Orange — California
Service Experts of Salt Lake City LLC — Tennessee
Service Experts of the Bay Area, Inc. — California
Service Experts of the Berkshires LLC — Delaware
Service Experts of the Triangle LLC — North Carolina
Service Experts of Utah LLC — Delaware
Service Experts, LLC — Florida
Service Now, Inc. — California
Steel City Heating & Air LLC — Alabama
Strand Brothers LLC — Tennessee
Strogen’s HVAC LLC — New Hampshire
Sunbeam Service Experts LLC — New York
Sunset Service Experts LLC — New York
Sylvester’s LLC — Tennessee
Teays Valley Heating and Cooling LLC — West Virginia
The McElroy Service Co. LLC — Nebraska
TML LLC — Idaho
Wesley G. Wood LLC — Pennsylvania

*	10% membership interest owned by Class B member/employee as bona fide company representative for state licensing purposes.

ANNEX C
TO
EXHIBIT 21.1
Lennox Canada Inc. Subsidiaries
The following are all organized in Canada and owned 100% by Lennox Canada Inc.:
Bryant Heating & Cooling Co. Ltd.
Bryant Newco Inc.
Dearie Contracting Inc.
Dearie Contracting Ottawa Inc.
Dearie Martino Contractors Ltd.
HVAC-Fireplace Installations Inc.
Overland R.N.C. Inc.

ANNEX D
TO
EXHIBIT 21.1
Lennox Global Ltd. Subsidiaries

Name	Ownership	Jurisdiction of
Heatcraft Refrigeration Asia Pte Ltd.	100%	Rep. of Singapore
Heatcraft Refrigeration (Wuxi) Co. Ltd.	100%	China

Heatcraft Cooling Technology (Wuxi) Co., Ltd	100%	China

LGL Europe Holding Co.	100%	Delaware
SEE ANNEX E

Lennox Participacoes Ltda.	99%	Brazil

Frigo-Bohn do Brasil Ltda.	1%	Brazil

LGL Belgium B.V.B.A.	0.4%	Belgium

LGL Australia (US) Inc.	100%	Delaware
SEE ANNEX F

ANNEX E
TO
EXHIBIT 21.1
LGL Europe Holding Co. Subsidiaries

Name	Ownership	Jurisdiction of
LGL Holland B.V.	100%	Netherlands

Ets. Brancher S.A.S.	100%	France
LGL France S.A.S.	100%	France
LGL Refrigeration UK Ltd.	100%	United Kingdom
Hyfra Ind. GmbH	0.1%	Germany
Lennox France S.A.S.	100%	France
Lennox Refac, S.A.	0.1%	Spain
LGL Refrigeration Italia s.r.l.	1%	Italy

LGL Germany GmbH	100%	Germany
LGL Deutschland GmbH	100%	Germany
Hyfra Ind. GmbH	99.9%	Germany
Lennox Deutschland GmbH	100%	Germany

Lennox Global Spain S.L.	100%	Spain
LGL Refrigeration Spain S.A.	100%	Spain
Aldo Marine Construccion Maquinas Frigorificas, S.L	100%	Spain
Lennox Refac, S.A.	99.9%	Spain
Redi sur Andalucia	70%	Spain
Lennox Portugal Lda	100%	Portugal

LGL Refrigeration Italia s.r.l.	99%	Italy

Lennox Polska s.p.z.o.o.	100%	Poland

LGL Belgium B.V.B.A.	99.6%	Belgium

Lennox Benelux B.V.	100%	Netherlands
Lennox Benelux N.V.	100%	Belgium
Lennox Zao	1%	Russia

HCF Lennox Ltd.	100%	United Kingdom
Lennox Industries (UK)	100%	United Kingdom

Lennox Janka a.s.	100%	Czech Republic
Lennox Slovensko s.r.o.	100%	Slovak Republic
Ecoclima	15%	Czech Republic

Lennox Zao	99%	Russia

Lennox Airconditioning Ireland Limited	100%	Ireland

ANNEX F
TO
EXHIBIT 21.1
LGL Australia (US) Inc. Subsidiaries

Name	Ownership	Jurisdiction of Inc.
LGL Co Pty Ltd	100%	Australia
IGLL Pty Ltd	100%	Australia
LGL Australia Finance Pty Ltd	10%	Australia
LGL Australia Finance Pty Ltd	90%	Australia
LGL Australia Holdings Pty Ltd	100%	Australia
NOXAUST Pty Ltd.	100%	Australia
Heatcraft Australia Pty Ltd	100%	Australia
Heatcraft Albury Pty Ltd	75%	Australia
Heatcraft Sunshine Coast Pty Ltd	100%	Australia
Heatcraft Geelong Pty Ltd	75%	Australia
Y. Brick (Gold Coast) Pty Ltd	100%	Australia
Heatcraft Tasmania Pty Ltd	75%	Australia
Y. Brick (NT) Pty Ltd.	100%	Australia
Kulthorn Kirby Public Company Limited	9.3%	Thailand
J.N.K. Pty Limited	100%	Australia
J.N.K. Draughting Pty Limited	100%	Australia
Heatcraft New Zealand Limited	100%	New Zealand